UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 7, 2006

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32259	94-3267295

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California		95050

(Address of Principal Executive Offices)		(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

          On January 11, 2006, Align Technology, Inc. (the “Company”) filed a formal complaint with the United States International Trade Commission (the “ITC”) against OrthoClear Inc. (“OrthoClear”), seeking to halt the importation into the United States of infringing aligners manufactured by OrthoClear in Pakistan in violation of its patents and other intellectual property rights (the “ITC Complaint”).  Pursuant to a scheduling order issued by the administrative law judge, the hearing on the ITC Complaint is currently set to take place from November 6-16, 2006 in Washington, D.C.  The scheduling order sets February 15, 2007 as the target date for the initial determination and May 15, 2007 as the target date for completion of the ITC investigation.

          On Friday, July 28, 2006, the Company filed a motion entitled “Complainant’s Motion to Modify the Target Date and Revise the Procedural Schedule” requesting the hearing on the ITC Complaint be rescheduled for December 5-15, 2006 and proposing a new target date for the initial determination as March 30, 2007 and proposing July 30, 2007 as the target date for completion of the ITC investigation (the “Motion”).  The Company’s reason for making the Motion is to allow additional time for discovery in light of alleged discovery abuses by OrthoClear.

          On Monday, August 7, 2006, the administrative law judge issued an order denying, without prejudice, the Motion.   The judge, however, has reserved the right to modify schedule if the Company’s pending discovery motions are granted and in granting these motions he determines that additional time is needed.  In addition, the judge intends to review the schedule after the mandatory settlement conference scheduled for September 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2006	ALIGN TECHNOLOGY, INC.

	By:	/s/ Roger E. George

Roger E. George
Vice President of Corporate and Legal Affairs and General Counsel